UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

SS&C Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34675	71-0987913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SS&C Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28430	06-1169696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT 06095

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (860) 298-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On December 15, 2011, SS&C Technologies, Inc. (“SS&C Technologies”), a Delaware corporation and wholly-owned subsidiary of SS&C Technologies Holdings, Inc. (“SS&C Holdings”), entered into a Credit Agreement (the “Credit Agreement”) among SS&C Technologies, as the borrower, SS&C Holdings, certain subsidiaries of SS&C Technologies as guarantors, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer (the “Agent”) and as the initial lender, and the other lenders party thereto (together with the initial lender, the “Lenders”). Borrowings under the Credit Agreement may be used for working capital needs and general corporate purposes, including the refinancing of existing indebtedness and acquisitions. The Credit Agreement provides for a $125 million senior secured revolving credit facility to be available on a revolving basis until December 15, 2016 and contains an expansion feature permitting additional revolving or term loan commitments of up to $75 million under certain circumstances. The Credit Agreement includes a $25 million sub-facility for letters of credit, a $20 million sub-facility for multicurrency borrowings and a $5 million sub-facility for swingline loans. Amounts outstanding under the Credit Agreement will bear interest at a rate per annum equal to, at the election of SS&C Technologies, (i) the Eurocurrency Rate (as defined in the Credit Agreement) plus a margin of between 1.25% and 2.50% based on SS&C Holdings’ Leverage Ratio (as defined in the Credit Agreement) or (ii) the Base Rate (as defined in the Credit Agreement) plus a margin of between 0.25% and 1.50% based on SS&C Holdings’ Leverage Ratio. Any overdue amounts under the Credit Agreement will bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such loan.

SS&C Technologies is required to pay the Lenders a commitment fee at a rate per annum of between 0.20% and 0.40% based on SS&C Holdings’ Leverage Ratio on the actual daily unused portions of the credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears. SS&C Technologies may optionally prepay loans or reduce the credit facility commitments at any time, without penalty.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to SS&C Holdings, SS&C Technologies and SS&C Technologies’ subsidiaries, preservation of existence, financial and other reporting, compliance with laws, payment of taxes, maintenance of properties and insurance, and an agreement to cause future material domestic subsidiaries to become parties to the Security and Pledge Agreement referred to below. Negative covenants include, among others, with respect to SS&C Holdings, SS&C Technologies and SS&C Technologies’ subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens, limitations on investments and acquisitions other than Permitted Acquisitions (as defined in the Credit Agreement), limitations on dividends and other restricted payments, limitations on affiliate transactions, limitations on prepayment of other indebtedness, limitations on changing fiscal reporting periods and limitations on certain dispositions and fundamental changes. The Credit Agreement also requires SS&C Holdings to maintain a consolidated leverage ratio (as defined in the Credit Agreement) of 3.25 to 1.00 or less and a consolidated fixed charge coverage ratio (as defined in the Credit Agreement) of 1.50 to 1.00 or greater.

The Credit Agreement contains customary events of default, including, among others, nonpayment of principal, interest or other amounts when due, inaccuracy in any material respect of the representations and warranties made by SS&C Holdings, SS&C Technologies and SS&C Technologies’ subsidiaries, violation of specified covenants, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events and the occurrence of a Change of Control (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare all loans and other obligations under the Credit Agreement immediately due and payable. A bankruptcy or insolvency event of default causes such obligations automatically to become due and payable.

The obligations of SS&C Technologies under the Credit Agreement are guaranteed by SS&C Holdings and the material domestic subsidiaries of SS&C Technologies. The loans and other obligations of SS&C Technologies under the Credit Agreement and related loan documents, and the guaranty obligations of the guarantors, are secured, subject to certain agreed upon exceptions, by substantially all of the tangible and intangible assets of SS&C Technologies and each guarantor (including, without limitation, intellectual property and capital stock of domestic subsidiaries) pursuant to the terms of a Security and Pledge Agreement.

At December 15, 2011, SS&C Technologies had approximately $100 million in borrowings outstanding under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In the ordinary course of business, Bank of America, N.A. and its affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with SS&C Holdings, SS&C Technologies and their affiliates for which Bank of America, N.A. and its affiliates have in the past received, and may in the future receive, customary fees.

Item 1.02	Termination of Material Definitive Agreement.

On December 15, 2011, in connection with the entry into the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, SS&C Technologies terminated its existing credit agreement, dated as of November 23, 2005, as amended, among Sunshine Acquisition II, Inc., SS&C Technologies, SS&C Technologies Canada Corp., certain lenders from time to time party thereto, JP Morgan Chase Bank, N.A., as administrative agent for such lenders, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, Wachovia Bank, National Association, as syndication agent, and Bank of America, N.A., as documentation agent (the “Prior Facility”). The Prior Facility provided a $200 million senior secured term loan facility, a $75 million equivalent term loan facility with a Canadian subsidiary of SS&C Technologies and a $75 million senior secured revolving credit facility. Proceeds from advances made under the Credit Agreement at closing were used to repay all amounts outstanding under the Prior Facility, including an aggregate principal amount of outstanding borrowings of approximately $99.7 million. At the time of termination of the Prior Facility, all liens and other security interests that SS&C Technologies and its subsidiaries had granted to the lenders under the Prior Facility were released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On December 19, 2011, SS&C Holdings issued a press release announcing that effective December 19, 2011, SS&C Technologies had completed its previously announced redemption of all of its 11 3/4% Senior Subordinated Notes due 2013. A copy of the press release is being furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: December 20, 2011	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.

Date: December 20, 2011	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of December 15, 2011 by and among SS&C Technologies, Inc., SS&C Technologies Holdings, Inc., the subsidiary guarantors identified therein, Bank of America, N.A. and the other lenders party thereto.

99.1	Press Release “SS&C Completes Full Redemption of 11 3/4% Senior Subordinated Notes and Announces New $125 Million Senior Secured Credit Facility” dated December 19, 2011.